EXHIBIT 99.C2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-6 (the ‘‘Registration Statement’’) of our report dated December 19, 2007, relating to the financial statements of DIAMONDS Trust, Series 1, which appears in such Registration Statement. We also consent to the reference to us under the heading ‘‘Independent Registered Public Accounting Firm’’ in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts

February 22, 2008